Exhibit 1

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree as follows:

                  (i) Each of them agrees that the Schedule 13D to which this Agreement is attached as an exhibit is filed on behalf of each of them.

                  (ii) Each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but neither of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


Dated: October 6, 1999                      n.v. Union Miniere s.a.

                                            /s/ Thomas Leysen
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                                            Name:  Thomas Leysen
                                                   -----------------------------

                                            Title: Executive Vice President
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Dated: October 5, 1999                      Union Miniere Inc.

                                            /s/ Richard C. Laird
                                            ------------------------------------
                                            Richard C. Laird
                                            Executive Vice President